SALTON, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1          Registered Office. The current registered office of the Corporation is 1209 Orange Street in the City of Wilmington, County of New Castle, in the state of Delaware. The name of the Corporation’s registered agent at that address, upon whom legal process against the Corporation may be served, is The Corporation Trust Company. The corporation may also have offices in Mount Prospect, Illinois and at other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1         Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at the time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2            Annual Meetings. An annual meeting of stockholders shall be held at the date and time that the Board of Directors shall designate for any year. At the annual meeting the stockholders shall elect, by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, by ballot, a Board of Directors or successors to directors whose terms expire at that annual meeting, in accordance with the provisions of the Certificate of Incorporation of the Corporation as then in effect (the “Certificate of Incorporation”), and transact any other business that may properly be brought before the meeting.

Section 3            Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. No stockholder may submit a proposal for consideration at a special meeting of stockholders, provided that, if the special meeting is called for the purpose of electing directors, a stockholder may nominate a candidate or candidates subject to the provisions of Section 9 of Article III.

Section 4          Notice of Meetings. Written or printed notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. The notice of any special meeting of the stockholders shall state the purpose or purposes for which the meeting is called.

Section 5            Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present or represented, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power to adjourn the meeting to another time and place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6	Voting.

(a)           At any meeting of the stockholders, every stockholder having right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by the stockholder and bearing a date not more than three years prior to the meeting, unless the instrument provides for a longer period, or otherwise appointed in accordance with Section 212 of the General Corporation Law of the State of Delaware. Each stockholder shall have, for each share of stock having voting power and registered in his name on the books of the Corporation, the number of votes accorded the share under the terms applicable to the class or series to which it belongs.

(b)           When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy and voting shall decide any question brought before the meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these Bylaws a different vote is required, in which case the express provision shall govern and control the decision of the question.

(c)           The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof, in accordance with Delaware law.

Section 7            List of Stockholders. At least 10 days before every election of directors, a complete list of the stockholders entitled to vote at that election, arranged in alphabetical order, shall be prepared or caused to be prepared by the Secretary of the Corporation. The list shall be open at the place where the election is to be held for the 10-day period preceding the election for examination by any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

ARTICLE III

DIRECTORS

Section 1          General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2            Number. The number of directors shall be not less than four nor more than eleven, the number, within such limits, to be determined by the Board of Directors.

Section 3          Vacancies . A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Directors shall be at least 18 years of age and need not be residents of the United States or any state in the United States nor stockholders of the Corporation. If there are no directors then in office, an election of directors may be held in the manner provided by law. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified. The term of a director elected by stockholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the same class. Whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of the Certificate of Incorporation and the applicable resolutions adopted pursuant to it.

Section 4          Place of Meetings. The Board of Directors may hold meetings, whether regular or special, either within or without the State of Delaware.

Section 5          Annual Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting of directors, immediately following and at the same place as the annual meeting of stockholders, for the purpose of electing officers, and for the consideration of any other business that may properly be brought before the meeting. No notice of the meeting to the directors shall be necessary to legally constitute the meeting, provided a quorum shall be present.

Section 6          Regular Meetings. Regular meetings of the Board of Directors shall be held at the times and places as may be fixed from time to time by resolution of the Board of Directors. No notice need be given of regular meetings, provided that notice of the resolution has been furnished to each director. Regular meetings shall be held at the Mount Prospect, Illinois, office of the Corporation or at the place stated in the notice of the meeting. Upon the assent, given either orally or in writing, of a majority of the whole Board of Directors, any regular meeting may be cancelled or be held at another place, or the time changed, as a majority of the whole Board of Directors may determine, either orally or in writing, upon reasonable notice given to each director, either in person or by telephone, or by mail, overnight courier, telex, telegram, telecopy or by other means of electronic transmission.

Section 7          Special Meetings. Special meetings of the Board of Directors may be called by the President, and shall be called by the Secretary on the written request of a majority of directors in office, and shall be held either at the Mount Prospect, Illinois, office of the Corporation or at another place that may be convenient and may be designated by the officer calling the meeting. Reasonable notice of the special meeting shall be given to each director, either in person or by telephone, or by mail, overnight courier, telex, telegram, telecopy or by other means of electronic transmission.

Section 8          Quorum . At all meetings of the Board of Directors the presence of a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of ,the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9          Nomination of Directors and Presentation of Business at Stockholder Meetings.

(a)           Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder who was a stockholder of record at the time of the giving of notice provided for in this Section 9, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9.

(b)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14 A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) ; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (2) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding anything in the second sentence of this paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement is first made by the Corporation.

(c)           Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders with regard to which the Board of Directors has determined that directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder who is a stockholder of record at the time of the giving of notice provided for in this Section 9, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stock holder may nominate a person or persons (as the case may be) for election to such position (s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice setting forth the information and complying with the form described in paragraph (b) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(d)           Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. The chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is not in compliance with this Section 9, to declare that such defective nominations or proposal shall be disregarded.

(e)           For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(f)           Notwithstanding the foregoing provisions of this Section 9, (i) if any class of series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors shall be nominated and elected pursuant to the terms of such class of series of stock; and (ii) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request Inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 10         Organization . The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, a director chosen by a majority of the directors present, shall act as chairman at any meeting of the Board of Directors.

Section 11	Audit Committee.

(a)           The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board, designate and elect three or more directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Vacancies in the committee may be filled by the Board of Directors at any meeting thereof. Each member of the committee shall hold office until his successor has been duly elected, or until his death, resignation or removal from the Audit Committee by the Board of Directors, or until he otherwise ceases to be a director.

Any member of the Audit Committee may be removed from the committee by resolution adopted by a majority of the whole Board of Directors whenever in its judgment (1) that person is no longer an independent director or free from any relationship with the Corporation or any of its officers prohibited by this section, or (2) the best interests of the Corporation would be served thereby. The compensation, if any, of members of the committee shall be established by resolution of the Board of Directors.

(b)          The Audit Committee shall be responsible for recommending to the Board of Directors the appointment or discharge of independent auditors; reviewing with the management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors; review with the independent auditors and management the Corporation’s policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with management, the independent auditors and the internal auditors, the Corporation’s financial statements, audit results and reports and the recommendations made by any of the auditors with respect to changes in accounting procedures and internal controls; reviewing the results of studies of the Corporation’s system of internal accounting controls; and performing any other duties or functions deemed appropriate by the Board of Directors. The committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the Corporation’s financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

(c)           The Audit Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Audit Committee shall be reported to the Board of Directors at the next meeting of the Board. The minute books of the Audit Committee shall at all times be open to the inspection of any director.

(d)          The Audit Committee shall meet at the call of its chairman or of any two members of the committee. A majority of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which a quorum is present shall constitute the act of the committee.

(e)           Anything in this Section 11 or in any other section of these By-laws to the contrary notwithstanding, the Corporation shall not be required to have an Audit Committee, and the Board of Directors shall not be required to designate and elect any directors to serve on or constitute an Audit Committee at any time; provided that if the Board of Directors determines not to establish an Audit Committee, the full Board of Directors shall carry out the functions assigned by this Section 11, as well as by any of the Corporation’s other corporate governance documents, or by applicable law or applicable stock exchange requirement to the Audit Committee, and each reference in these By-laws or any such corporate governance document to the Audit Committee shall be deemed to refer to the full Board of Directors.

Section 12	Compensation Committee.

(a)           The Board of Directors at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole Board, designate and elect three or more directors to constitute a Compensation Committee and appoint one of the directors so designated as the chairman of the Compensation Committee. Each member of the Compensation Committee shall meet the independence requirements of the listing standards of any stock exchange (if any) on which the equity securties of the Corporation are listed and applicable laws and regulations of the Securities and Exchange Commission, the requirements of an "outside director" for purposes of Section l62(m) of the Internal Revenue Code of 1986, as amended, and the requirements of a "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. Vacancies in the committee may be filled by the Board of Directors at any meeting. Each member of the committee shall hold office until his successor has been duly elected, or until his death, resignation or removal from the Compensation Committee by the Board of Directors, or until he otherwise ceases to be a director or a disinterested person. Any member of the Compensation Committee may be removed by resolution adopted by a majority of the whole Board of Directors whenever (1) that person is no longer a disinterested person or (2) in the judgment of the Board the best interests of the Corporation would be served thereby. The compensation, if any, of members of the committee shall be established by resolution of the Board of Directors.

(b)          The Compensation Committee shall, from time to time, recommend to the Board of Directors the compensation and benefits of the executive officers of the Corporation. The Compensation Committee shall have the power and authority vested in it by any benefit plan of the Corporation. The Compensation Committee shall also make recommendations to the Board of Directors with regard to the compensation of the Board of Directors and its committees except the Compensation Committee.

(c)           The Compensation Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Compensation Committee shall be reported to the Board of Directors at the next meeting of the Board. The minutes books of the Compensation Committee shall at all times be open to the inspection of any director.

(d)          The Compensation Committee shall meet at the call of the chairman of the Compensation Committee or of any two members of the committee. A majority of the Compensation Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

(e)           Anything in this Section 12 or in any other section of these By-laws to the contrary notwithstanding, the Corporation shall not be required to have a Compensation Committee, and the Board of Directors shall not be required to designate and elect any directors to serve on or constitute a Compensation Committee at any time; provided that if the Board of Directors determines not to establish a Compensation

Committee, the full Board of Directors shall carry out the functions assigned by this Section 12, as well as by any of the Corporation’s other corporate governance documents, or by applicable law or applicable stock exchange requirement, to the Compensation Committee, and each reference in these By-laws or any such corporate governance document to the Compensation Committee shall be deemed to refer to the full Board of Directors.

Section 13	Other Committees.

(a)           The Board of Directors may from time to time create and appoint other committees with one or more members in addition to the Audit and Compensation Committees as it deems desirable. Each additional committee shall bear the designation, have the powers and perform any duties, which are not inconsistent with the Certificate of Incorporation or these Bylaws or with law, as may be assigned to it by the Board of Directors, The compensation, if any, of members of any additional committee shall be established by resolution of the Board of Directors or the Compensation Committee.

(b)          Each additional committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating an additional committee, a majority of the members of any committee may select its chairman.

Section 14         Alternate Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional directors as alternate members of any committee to replace any absent or disqualified member at any meeting of that committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided, that the director so appointed meets any qualifications stated in these Bylaws or the resolution designating the committee or any amendment thereto.

Section 15         Committee Procedures. Unless otherwise provided in these Bylaws or in the resolution designating any committee, any committee may fix its rules or procedures, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 16        Compensation . Directors shall receive compensation and reimbursement of reasonable expenses as may be fixed or determined from time to time by the Board of Directors or the Compensation Committee. Members of special or standing committees may also be allowed compensation and reimbursement for reasonable expenses in connection with service on the committees as may be fixed from time to time by resolution of the Board of Directors or the Compensation Committee.

Compensation may be fixed on the basis of meetings attended or on an annual basis or both and may be payable currently or deferred.

Section 17         Attendance by Telephone. All or any of the members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and this participation in a meeting shall constitute presence in person at such meeting.

ARTICLE IV

Officers

Section 1          Enumeration . The officers of the Corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents (including one or more Executive Vice Presidents or Senior Vice Presidents) , a Secretary and a Treasurer (the “executive officers”). The Board of Directors may also elect a Chairman, a Controller and one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or Assistant General Counsel. Two or more offices may be held by the same person, except that when the offices of President and Secretary are held by the same person, that person shall not hold any other office. The Board of Directors may elect any other officers as it shall deem necessary, who shall hold their offices for the terms and shall exercise the powers and perform the duties as shall be determined from time to time by the Board of Directors.

Section 2            Election. The Board of Directors, at the annual meeting of directors after each annual meeting of stockholders, shall elect a President, one or more vice Presidents, a Secretary and a Treasurer.

Section 3        Compensation . On the recommendations of the Compensation committee, the Board of Directors shall fix the salaries of all executive officers of the Corporation. The Board of Directors may authorize and empower the President to fix the salaries of all other officers of the Corporation,

Section 4            Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer may be removed at any time by the affirmative vote of a majority of the whole Board of Directors and any person appointed in accordance with Section 10(b) of this Article IV by the President may also be removed by the President. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 5            The President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors and the chairman, if any, shall in general supervise the business and affairs of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from tine to time.

Section 6         The Vice Presidents. The Vice Presidents shall be designated in order as Executive Vice President, Senior Vice President or Vice President. There may be more than one person designated for each such title. The Vice Presidents shall perform such duties as from time to time may be assigned to such Vice President by the President, Vice Presidents senior in rank to such Vice President or by the Board of Directors. The Vice President, in the absence of the President or in the event of the President’s death, inability or refusal to act, shall perform the duties of the President, and when so acting, shall have all powers and be subject to all the restrictions upon the President.

Section 7          The Treasurer. The Treasurer shall, (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation.

Section 8            The Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; (f) certify these Bylaws, resolutions of the stockholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof; and (g) in general perform all duties incident to the office of Secretary and such other duties as are prescribed by these Bylaws or the Act or as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

Section 9         Assistant Treasurers and Assistant Secretaries. The Assistant Secretaries, if any, when authorized by the Board of Directors, may sign with the President, the Treasurer, or any Vice Presidents, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers, if any, shall, if required by the Board of

Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 10	Other Officers.

(a)           Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform the duties and have the powers as may be prescribed from time to time by the Board of Directors.

(b)          The President may appoint persons, who shall not be officers of the Corporation simply by reason of such appointment, to hold the titles of divisional president; divisional, departmental or staff vice president or assistant vice president; divisional or departmental controller, general counsel or assistant general counsel; or any other similar designations. Such persons shall retain such titles at the sole discretion of the President, who may, from time to time, make or revoke such designations.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reason able cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, and the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3            To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. To the extent an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V or in defense of any claim, issue or matter therein, he or she may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4            Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article V. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 5            Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6            The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7          The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V.

Section 8         For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving -at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 9         For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.

Section 10         The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI

Certificates of Stock

Section 1	Form.

(a)           Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall issue one or more class, classes or series of stock in addition to Common Stock, the designations, preferences and relative, participating, optional and other special rights of each such class or series and the qualifications, limitations or other restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent the class or series of stock; provided, however, that, to the full extent allowed by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent the class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or other restrictions of such preferences and rights.

(b)          Each and any signature on a certificate, whether of any officer or employee of the Corporation, or on behalf of any transfer agent or registrar (whether or not that transfer agent is the corporation or an officer or employee of the Corporation), may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be that office, transfer agent, or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if he were the officer, transfer agent, or registrar at the date of issue.

Section 2            Replacement. The Board of Directors may authorize any transfer agent and registrar of the Corporation to issue and register, respectively, new certificates in place of any certificates alleged to have been lost, stolen or destroyed, and in its discretion and as a condition precedent to the issuance thereof, may prescribe any terms and conditions as it deems expedient, and may require any bond, sureties or indemnities as it deems necessary to protect the Corporation and each transfer agent and registrar against any claim that may be made against them with respect to a certificate alleged to have been lost, stolen or destroyed.

Section 3            Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate in place of any certificate therefore issued by the Corporation to the person entitled thereto, to cancel the old certificate and record the transaction on its books.

Section 4            Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall neither be more than 60 nor less than 10 days before the date of any such meeting, and shall not be more than 60 days prior to any such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5            Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owners of shares to receive dividends, and to vote as the owner, and shall not be bound to recognize any equitable or other claim to or interest in the share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of the State of Delaware.

ARTICLE VII

DIVIDENDS AND ACCOUNTS

Section 1	Dividends.

(a)           Subject to applicable provisions of law and the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the directors and may be paid in cash, in property, or in shares of the capital stock.

(b)          Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends any sum or sums that the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for any other purpose that the directors shall deem conducive to the interest of the Corporation, and the directors may likewise modify or abolish any such reserve.

Section 2            Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer(s) or other person(s) or entity(ies) as the Board of Directors may from time to time designate. The Board of Directors, in its discretion, may delegate its responsibilities contained in this Section 2 to any officer of the Corporation.

Section 3            Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VIII

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1            Contracts. Etc. The Board of Directors or such officer or person to whom such power shall be delegated by the Board of Directors by resolution, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, either by name or by designation of their respective offices, positions or class, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 2          Loans . No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or by such officer or person to whom such power shall be delegated by the Board of Directors by resolution. When so authorized by the Board of Directors or by such officer or person to whom such power shall be delegated by the Board of Directors by resolution, any officer or agent of the Corporation may obtain loans and advances at any time for the Corporation from any bank, banking firm, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, to give security for the payment of any loan, advance, indebtedness or liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same, but only to the extent and in the manner authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 3            Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, banking firms, trust companies or other depositaries as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

Section 4            Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer, officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors or by such officer or person to whom such power of determination shall be delegated by the Board of Directors by resolution. Endorsements for deposit to the credit of the Corporation in any of its authorized depositaries may be made, without any countersignature, by the President, or any Vice President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the Corporation appointed by any officer of the Corporation to whom the Board of Directors, by resolution, shall have delegated such power of appointment, or by hand-stamped impression in the name of the Corporation.

Section 5            Transaction of Business. The Corporation, or any division or department into which any of the business or operations of the Corporation may have been divided, may transact business and execute contracts under its own corporate name, or, with the approval of the President, under its division or department name, a trademark or a tradename.

ARTICLE IX

General

Section 1            Gender. As used herein, pronouns in the masculine gender include the feminine and, where applicable, the neuter as well

Section 2	Notices.

(a)           Except as may be otherwise provided in these Bylaws, whenever under the provisions of law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director or stockholder, that shall not be construed to require notice in person or by telephone, but the notice may be given in writing, by mail or overnight courier service, addressed to the director or stockholder at the address which appears on the books of the Corporation, in which case the notice shall be deemed to be given when mailed or deposited with such courier service. Notice to directors (and where permitted by law and stock exchange rules, notice to shareholders) may also be given by telegram, telex, telecopy or by other means of electronic transmission; and, if otherwise delivered or communicated, shall be deemed given if in fact received.

(b)          Unless otherwise required under applicable law, whenever any notice is required to be given under any provision of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to timely receipt of notice.

Section 3            Seal. The corporate seal shall be in any form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.